Exhbit 25.1

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM T-1

 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
                         ------------------------------

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                  13-4941247
(Jurisdiction of Incorporation or                         (I.R.S. Employer
organization if not a U.S. national bank)                  Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                        10006
(Address of principal                                    (Zip Code)
executive offices)

                              Bankers Trust Company
                                Legal Department
                         130 Liberty Street, 31st Floor
                            New York, New York 10006
                                 (212) 250-2201
            (Name, address and telephone number of agent for service)
                        ---------------------------------

  Southern Investments UK plc           Southern Investments UK Capital Trust I
(Exact name of Registrant as                  (Exact Name of Registrant as
  specified in its charter)                     specified in its charter)


Engalnd and Wales       None                Delaware             52-2032200
(State or other    (I.R.S. Employer      (State or other     (I.R.S. Employer
jurisdiction of   idenification No.)     jurisdiction of     idenification No.)
Incorporation or                        Incorporation or
organization)                            organization)



    800 Park Avenue                          c o Bankers Trust (Delaware)
      Aztec West                            1001 Jefferson Street, Suite 550
    Almondsberry                             Wilmington,Delaware 19801-1457
Bristol BS124SE, England                             (302)576-3305
 (Address, including zip code                   (Address, including zip code
of principal executive offices)              of principal executive offices)


     Exchange Capital Securities of Southern Investments UK Capital Trust I
         Exchange Subordinated Debentures of Southern Investments UK plc Southern Investments UK plc Exchange Guarantee with respect to
                          Exchange Capital Securities

Item   1.         General Information.
                  Furnish the following information as to the trustee.

               (a) Name and address of each examining or supervising authority to which it is subject.

                  Name                                    Address

                  Federal Reserve Bank (2nd District)     New York, NY
                  Federal Deposit Insurance Corporation   Washington, D.C.
                  New York State Banking Department       Albany, NY

               (b)  Whether it is authorized to exercise corporate trust powers.

                           Yes.

Item   2.         Affiliations with Obligor.

                  If the obligor is an affiliate of the Trustee, describe each such affiliation.

                  None.

Item   3. -15.    Not Applicable

Item  16.         List of Exhibits.

                  Exhibit 1 -       Restated Organization Certificate of
                                    Bankers Trust Company dated August 7, 1990,
                                    Certificate of Amendment of the Organization
                                    Certificate of Bankers Trust Company dated
                                    June 21, 1995 - Incorporated herein by
                                    reference to Exhibit 1 filed with Form T-1
                                    Statement, Registration No. 33-65171, and
                                    Certificate of Amendment of the Organization
                                    Certificate of Bankers Trust Company dated
                                    March 20, 1996, copy attached.

                   Exhibit 2 -      Certificate of Authority to commence
                                    business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement,
                                    Registration No.
                                    33-21047.


                    Exhibit 3 -     Authorization of the Trustee to exercise
                                    corporate trust powers Incorporated herein by reference to Exhibit 2 filed with Form
                                    T-1 Statement, Registration No. 33-21047.

                    Exhibit 4 -     Existing By-Laws of Bankers Trust
                                    Company, as amended on September 17, 1996
                                    Incorporated herein by reference to Exhibit
                                    4 filed with Form T-1 Statement,
                                    Registration No. 333-15263.

                    Exhibit 5 -     Not applicable.

                    Exhibit 6 -     Consent of Bankers Trust Company
                                    required by Section 321(b) of the Act.
                                    Incorporated herein by reference to Exhibit
                                    4 filed with Form T-1 Statement,
                                    Registration No. 22-18864.

                    Exhibit 7 -     A copy of the latest report of condition of
                                    Bankers Trust Company dated as of
                                    September 30, 1996.

                    Exhibit 8 -     Not Applicable.

                    Exhibit 9 -     Not Applicable.

                                    SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 9th day of May, 1997.


                                                     BANKERS TRUST COMPANY



                                                     By:      James C. McDonough
                                                              James C. McDonough
                                                              Vice President

Legal Title of Bank:Bankers Trust Company Call Date:93096 ST-BK:36-4840FFIEC 031
Address:            130 Liberty Street    Vendor ID:D     CERT:  00623 Page RC-1
City, State ZIP:    New York, NY  10006                                     11
FDIC Certificate No.:        0   0   6   2   3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks September 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                ---------------
                                                                        C400
                      Dollar Amounts in Thousands          RCFD    Bil Mil Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):

   a. Noninterest-bearing balances and currency and coin(1).0081    809,000 1.a.
   b. Interest-bearing balances(2) .........................0071  4,453,000 1.b.
2. Securities:
   a. Held-to-maturity securities (from Schedule RC-B,
      column A) ............................................1754          0 2.a.
   b. Available-for-sale securities (from Schedule RC-B,
      column D).............................................1773  4,133,000 2.b.
3  Federal funds sold and securities purchased under
   agreements to resell in domestic offices
   of the bank and of its Edge and Agreement subsidiaries,
   and in IBFs:
   a. Federal funds sold ...................................0276  5,933,000 3.a.
   b. Securities purchased under agreements to resell ......0277    413,000 3.b.
4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned income
      (from Schedule RC-C)..........RCFD 2122    27,239,000                 4.a.
   b. LESS: Allowance for loan
            and lease losses........RCFD 3123       917,000                 4.b.
   c. LESS: Allocated transfer
            risk reserve ...........RCFD 3128             0                 4.c.
   d. Loans and leases, net of unearned income, allowance,
      and reserve (item 4.a minus 4.b and 4.c) .............2125 26,322,000 4.d.
5. Assets held in trading accounts .........................3545 36,669,000 5.
6. Premises and fixed assets (including capitalized leases).2145    870,000 6.
7. Other real estate owned (from Schedule RC-M) ............2150    215,000 7.
8. Investments in unconsolidated subsidiaries and
   associated companies (from Schedule RC-M)................2130    212,000 8.
9. Customers' liability to this bank on acceptances
   outstanding .............................................2155    577,000 9.
10.Intangible assets (from Schedule RC-M) ..................2143     18,000 10.
11.Other assets (from Schedule RC-F) .......................2160  8,808,000 11.
12.Total assets (sum of items 1 through 11) ................2170 89,432,000 12.
--------------------------
(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:Bankers Trust Company Call Date:93096 ST-BK:36-4840FFIEC 031
Address:            130 Liberty Street    Vendor ID:D     CERT:  00623 Page RC-1
City, State ZIP:    New York, NY  10006                                     11
FDIC Certificate No.:        0   0   6   2   3

Schedule RC--Continued                      ___________________________________
                          Dollar Amounts in Thousands       Bil Mil Thou
-------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of
       columns A and C from Schedule RC-E, part I)RCON 2200   9,391,000 13.a.
       (1) Noninterest-bearing(1) ................RCON 6631   2,734,000 13.a.(1)
       (2) Interest-bearing ......................RCON 6636   6,657,000 13.a.(2)
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs (from Schedule RC-E
       part II)...................................RCFN 2200  23,385,000 13.b.
       (1) Noninterest-bearing.RCFN 6631    654,000                     13.b.(1)
       (2) Interest-bearing....RCFN 6636 22,731,000                     13.b.(2)
14. Federal funds purchased and securities sold
    under agreements to repurchase in domestic
    offices of the bank and of its Edge and
    Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased ...................RCFD 0278   3,090,000 14.a.
    b. Securities sold under agreements
       to repurchase .............................RCFD 0279      99,000 14.b.
15. a. Demand notes issued to the U.S. Treasury...RCON 2840           0 15.a.
    b. Trading liabilities .......................RCFD 3548  18,326,000 15.b.
16. Other borrowed money:
    a. With original maturity of one year or less RCFD 2332  17,476,000 16.a.
    b. With original maturity of more than
       one year ..................................RCFD 2333   2,771,000 16.b.
17. Mortgage indebtedness and obligations under
    capitalized leases ...........................RCFD 2910      31,000 17.
18. Bank's liability on acceptances executed
    and outstanding ..............................RCFD 2920     577,000 18.
19. Subordinated notes and debentures ............RCFD 3200   1,228,000 19.
20. Other liabilities (from Schedule RC-G) .......RCFD 2930   8,398,000 20.
21. Total liabilities (sum of items 13 through 20)RCFD 2948  84,772,000 21.
22. Limited-life preferred stock and
    related surplus ..............................RCFD 3282           0 22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.RCFD 3838     500,000 23.
24. Common stock .................................RCFD 3230   1,002,000 24.
25. Surplus (exclude all surplus related to
    preferred stock) .............................RCFD 3839     527,000 25.
26. a. Undivided profits and capital reserves ....RCFD 3632   3,017,000 26.a.
    b. Net unrealized holding gains (losses)
       on available-for-sale securities ..........RCFD 8434     (16,000)26.b.
27. Cumulative foreign currency translation
    adjustments ..................................RCFD 3284    (370,000)27.
28. Total equity capital (sum of items 23
    through 27) ..................................RCFD 3210   4,660,000 28.
29. Total liabilities, limited-life preferred
    stock, and equity capital (sum of items 21,
    22, and 28) ..................................RCFD 3300  89,432,000 29.
---------------------------

Memorandum
To be reported only with the March Report of Condition.
   1.    Indicate in the box at the right the
         number of the statement below that
         best describes the most comprehensive
         level of auditing work performed
         for the bank by independent external                  Number
         auditors as of any date during 1995.......RCFD 6724     N A       M.1

1    =   Independent audit of the bank conducted in accordance
         with generally accepted auditing standards by a certified
         public accounting firm which submits a report on the bank
2    =   Independent audit of the bank's parent holding company
         conducted in accordance with generally accepted auditing
         standards by a certified public accounting firm which
         submits a report on the consolidated holding company
         (but not on the bank separately)
3    =   Directors' examination of the bank conducted in
         accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4    =   Directors' examination of the bank performed by other
         external auditors (may be required by state chartering
         authority)
5    =   Review of the bank's financial statements by external
         auditors
6    =   Compilation of the bank's financial statements by external auditors
7    =   Other audit procedures (excluding tax preparation work)
8    =   No external audit work



----------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                               State of New York,

                               Banking Department



         I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

Witness, my hand and official seal of the Banking Department at the City of New York, this 21st day of March in the Year of our Lord one thousand nine hundred and ninety-six.



                                                          Peter M. Philbin
                                                 Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

     1. The name of the corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                               James T. Byrne, Jr.
                               James T. Byrne, Jr.
                                Managing Director


                                  Lea Lahtinen
                                  Lea Lahtinen
                               Assistant Secretary

State of New York          )
                           )  ss:
County of New York         )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                   Lea Lahtinen
                                   Lea Lahtinen

Sworn to before me this 20th day of March, 1996.


         Sandra L. West
         Notary Public

           SANDRA L. WEST                      Counterpart filed in the
   Notary Public State of New York             Office of the Superintendent of
           No. 31-4942101                      Banks, State of New York,
    Qualified in New York County               This 21st day of March, 1996
Commission Expires September 19, 1996